EXHIBIT 99
PRESS RELEASE OF SUPERIOR BANCORP DATED AUGUST 23, 2006
FOR IMMEDIATE RELEASE
SUPERIOR BANCORP AND KENSINGTON BANKSHARES STOCKHOLDERS APPROVE MERGER
BIRMINGHAM, AL — August 23, 2006 — Superior Bancorp (NASDAQ: SUPR) and Kensington Bankshares, Inc. announced today that stockholders of both companies have overwhelmingly approved the merger of Kensington with Superior.
“It is clear that our stockholders understand the value of this partnership,” said Stan Bailey, Chief Executive Officer of Superior Bancorp. “We are actively finalizing our Florida management team and will announce that shortly.”
Completion of the proposed merger is scheduled for August 31, 2006, and is subject to the usual and customary closing conditions specified in the merger agreement.
“We are almost done, and we feel a great sense of accomplishment for our stockholders in putting together this partnership,” said Gerald Archibald, First Kensington’s President and CEO.
About Superior Bancorp
Superior Bancorp is a $1.53 billion thrift holding company headquartered in Birmingham, Alabama. The principal subsidiary of Superior Bancorp is Superior Bank, a southeastern community federal savings bank. Superior Bank has 26 branches, with 19 locations throughout the state of Alabama and seven locations along the Florida panhandle. Superior Bank also has loan production offices in Montgomery, Alabama and Tallahassee and Panama City, Florida.

Upon completion of the previously announced mergers with Kensington and Community Bancshares, Inc., Superior Bank will become a $2.4 billion community bank with 56 banking offices from Huntsville, Alabama to Tampa, Florida. In addition, Superior Bank currently has 17 new branches planned for Northeast Alabama and Florida during 2006 and 2007.
Superior will also operate 21 consumer finance offices in Northeast Alabama as First Community Credit and Superior Financial Services.
About Kensington Bankshares, Inc.
Kensington Bankshares is the parent company of First Kensington Bank, a state-chartered independent community bank with over $325 million in assets. First Kensington Bank serves nine communities in the Tampa Bay area: Spring Hill, Brooksville, New Port Richey, Port Richey, Sun City, Tampa, Wesley Chapel, Palm Harbor and Clearwater.
Statements in this document that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Superior Bancorp cautions that such “forward-looking statements,” wherever they occur in this document or in other statements attributable to Superior Bancorp are necessarily estimates reflecting the judgment of Superior Bancorp’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward- looking statements.” Such “forward-looking statements” should, therefore, be considered in light of various important factors set forth from time to time in Superior Bancorp’s reports and registration statements filed with the SEC. While it is impossible to list all such factors that could affect the accuracy of such “forward-looking statements,” some of those factors include: general economic conditions, especially in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in the competitive environment in the markets served by Superior Bancorp; changes in the loan portfolio and the deposit base of Superior Bancorp; and the effects of natural disasters such as hurricanes.
Superior Bancorp disclaims any intent or obligation to update “forward-looking statements.”
More information on Superior Bancorp and its subsidiaries may be obtained over the Internet, http://www.superiorbank.com or by calling 1-877-326-BANK (2265).